Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated April 25, 2013 relating to the financial statements of Restoration Hardware Holdings, Inc., which appears in Amendment No. 1 to the Registration Statement on Form S-1 (No. 333-188185). We also consent to the reference to us under the heading “Experts” in Amendment No. 1 to the Registration Statement on Form S-1 incorporated by reference in this Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, CA

May 14, 2013